UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: December 24, 2009

(Date of earliest event reported): December 22, 2009

FULTON FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 717-291-2411

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fulton Financial Corporation (“Fulton”) is a participant in the Capital Purchase Program (“CPP”), which is a part of the Troubled Assets Relief Program established by the United States Department of Treasury (“Treasury”) pursuant to the Emergency Economic Stabilization Act of 2008 (“EESA”), which was modified by the American Recovery and Reinvestment Act of 2009 (“ARRA”). To comply with certain EESA and ARRA executive compensation standards applicable to its senior executive officers (“SEO’s”), Fulton requested its SEO’s to enter into separate letter agreements with Fulton in which each SEO agreed to be subject to all current and future limitations and restrictions on compensation imposed by EESA, ARRA or by any related Treasury regulations until such time as Fulton ceases to be subject to the CPP compensation standards.

To comply with the applicable executive compensation standards under EESA and ARRA, each SEO signed a letter agreement to: (a) be ineligible to receive compensation under any compensation plan that Fulton’s Human Resources Committee of the Board of Directors determines includes incentives for a SEO to take unnecessary and excessive risks that threaten the value of Fulton; (b) forego any golden parachute payment in connection with severance from employment; (c) forego any bonus, retention award or incentive compensation, unless specifically permitted by EESA and ARRA; (d) forfeit and pay back to Fulton any bonus, retention award or incentive compensation paid to a SEO during the time Fulton participated in CPP if such bonus, retention award or incentive compensation payment is prohibited by the EESA and ARRA or was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria; and (e) forego any gross-up payments, payment or reimbursement of any excessive or luxury expenditures and any other compensation or payments prohibited by EESA and ARRA.

On December 22, 2009, Messrs. Smith, Wenger, Nugent, Shreiner and Hill each executed the letter agreement with Fulton, in the form of Exhibit 10.1 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Executive Letter Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULTON FINANCIAL CORPORATION

Date: December 24, 2009	By:	/S/ CHARLES J. NUGENT
Charles J. Nugent Senior Executive Vice President and Chief Financial Officer

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